                                                                    Exhibit 3.13


                     REDEMPTION AND CANCELLATION AGREEMENT
                     -------------------------------------


     THIS REDEMPTION AND CANCELLATION AGREEMENT ("Agreement") is made as of April 30, 1997 by and between Sky Games International, Inc., a Nevada Corporation ("SGII"), and Sky Games International Ltd., a Bermuda exempted company (the "Company").

                                   RECITALS
                                   --------

     A. SGII owns 2,000,000 issued and outstanding shares of common stock, Cdn.$.01 par value per share, of the Company (the "Common Stock") which are held in escrow (the "Escrow" and such stock, the "Escrowed Stock") with the Montreal Trust Company of Canada (the "Escrow Agent") pursuant to the securities laws of British Columbia, Canada and that certain Escrow Agreement dated as of May 27, 1992 by and among the Escrow Agent, the Company, SGII, Anthony P. Clements and Dr. Rex Fortescue (the "Escrow Agreement").

     B. SGII has issued to the Company its promissory note bearing interest at six percent (6%) per annum in the outstanding principal amount of five hundred forty-nine thousand six hundred fifty-one dollars ($549,651) as of the date of this Agreement (the "Note").

     B. The Company desires to redeem the Escrowed Stock from SGII and thereafter cancel the Escrowed Stock and SGII is willing to have the Company redeem and to agree to the cancellation of the Escrowed Stock in exchange for cancellation of the Note and the issuance of additional shares of Common Stock and the Company is willing to cancel the Note and issue the shares of Common Stock, in each case in accordance with and on the terms and conditions set forth herein.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Representations and Warranties. Assuming receipt of the Regulatory Approval (as defined herein) or the release of Escrowed Stock (in whole or in part) from the Escrow for any reason whatsoever:

          (a)  SGII hereby represents and warrants:

               (1) neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will result in a violation of any statute, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award;

               (2) it is not a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by it according to the terms of this Agreement will be a default, or whereby timely performance by it according to the terms of this Agreement

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

          may be prohibited, prevented or delayed;

               (3) the Escrowed Stock is owned beneficially and of record by it free and clear of all voting trust and other voting arrangements, liens, encumbrances, security interests, transfer restrictions and claims of every nature, other than those obligations arising out of the Escrow Agreement or by the shareholders of SGII with respect to and in the amount of the Escrowed Stock set forth on Exhibit A opposite their respective name;

               (4) the Common Stock to be acquired by SGII pursuant to this Agreement as part of the Redemption Consideration (as herein defined) is and shall be acquired for such holder's own account, for investment purposes only and not with a present view to, or intention of, distribution or resale thereof in violation of the United States Securities Act of 1933, as amended (the "1933 Act") or any state securities laws and that, irrespective of any other provisions of this Agreement, such Common Stock shall be transferred only in compliance with all applicable federal and state securities laws, including, without limitation, the 1933 Act;

               (5) the shares of Common Stock to be received by SGII hereunder are not registered under the 1933 Act and must be held until such shares of Common Stock are registered under the 1933 Act or an exemption from such registration is available; the Company shall have no obligation to take any actions that may be necessary to make available any exemption from registration under the 1933 Act; and the Company shall place "stop transfer" restrictions on the party responsible for recording transfers of shares of Common Stock in violation of the foregoing provisions of this paragraph;

               (6) SGII is familiar with Rule 144 adopted by the United States Securities and Exchange Commission (the "SEC") which establishes guidelines governing, among other things, the resale of "restricted securities" (securities, such as shares of Common Stock acquired hereunder);

               (7) SGII is able to evaluate the risks and merits of the transaction contemplated by this Agreement and of making an informed decision with respect thereto and has had an opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to consult with legal counsel regarding this Agreement;

               (8) SGII is a corporation duly organized, existing and in good standing, under the laws of the State of Nevada;

               (9) all corporate action necessary to authorize the execution and delivery of this Agreement by SGII, and the consummation of the transactions contemplated hereby, has been taken; and

               (10) neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, will conflict with or result in the breach of any of the terms, conditions or provisions of the Articles of Incorporation or the By-laws of SGII; and

          (b)  the Company represents and warrants to SGII as follows:

               (1) the Company is a corporation duly organized and existing under and in compliance with the corporate laws of Bermuda;

               (2) all corporate action necessary to authorize the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, has been taken;

               (3) neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, will conflict with or result in the breach of any of the terms, conditions or provisions of the Memorandum of Continuance or the Bye-laws of the Company, or, to the Company's knowledge, result in a violation of any statute, administrative regulation, order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award;

               (4) the Company is not a party to any material unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Company according to the terms of this Agreement will be a default or an event of acceleration, or grounds for termination, or whereby timely performance by the Company according to the terms of this Agreement may be prohibited, prevented or delayed; and

               (5) all shares of Common Stock issued as the Redemption Consideration pursuant to the terms of this Agreement shall be duly and validly issued and fully paid.

     2. Redemption, Issuance and Cancellation. On the terms and subject to the conditions contained in this Agreement, including, without limitation, receipt of the Regulatory Approval, (i) SGII agrees to sell, transfer and convey the Escrowed Stock to the Company, and (ii) the Company agrees to purchase the Escrowed Stock by (a) issuing to SGII, as directed by SGII, eighty thousand five hundred ninety (80,590) shares of Common Stock and (b) canceling the Note (such issuance of shares and cancellation of the Note being referred to herein as the "Redemption Consideration"). Upon redemption of the Escrowed Stock, the Company shall cancel the Escrowed Stock and SGII hereby agrees to the cancellation of the Escrowed Stock. The parties hereby agree that in the event the Regulatory Approval is not obtained, all the consideration received by SGII from the Company under this Agreement (i.e., cancellation of the Note and the eighty thousand five hundred ninety (80,590) shares of Common Stock) shall not be refunded or returned to the Company due to the failure of Regulatory Approval to have been obtained.

     3. Time and Place of Closings. The consummation of the transactions described in paragraph 2 hereof (the "Closing") shall be deemed to have occurred at the offices of Altheimer & Gray, 10 South Wacker Drive, Suite 4000, Chicago, Illinois 60606 at 10:00 a.m., local time, on the date hereof (the "Initial Closing") and thereafter on the date which is five (5) business days following the date of the Regulatory Approval or the date of each release of Escrowed Stock, in whole or in part, from the Escrow for any reason whatsoever (each, a "Closing Date").

     4. Conditions Precedent to Closing Deliveries. The obligation of SGII to make the deliveries set forth in Section 5(b) is subject to the fulfillment of the following conditions on the Closing Date:

          (a) the parties shall have received the approval of the Superintendent of Brokers appointed under the British Columbia Securities Act, S.B.C. 1985, c. 83, to the transactions contemplated hereby in form and substance reasonably satisfactory to the parties (the "Regulatory Approval"); or

          (b) Escrowed Stock shall have been released, in whole or in part, from the Escrow, for any reason whatsoever (including, without limitation, by termination of the Escrow).

     5. Closing Deliveries. To effectuate the transactions contemplated hereby:

          (a) SGII shall deliver to the Company at the Initial Closing all of the following:

               (1) a certified copy of the resolutions of SGII's board of directors, authorizing the execution and performance of this Agreement and all documents to be delivered in connection with this Agreement;

               (2) an irrevocable proxy to the Company in such form as the Company shall specify naming such party as the Company shall determine the proxy for SGII with respect to any and all votes SGII may now or in the future be entitled to with respect to the Escrowed Stock; and

               (3) an assignment separate from certificate, duly executed in blank, for the Escrowed Stock; and

          (b) SGII shall deliver to the Company at each Closing (including, as applicable, the Initial Closing) an assignment separate from certificate, duly executed in blank, for the particular Escrowed Stock as to which Regulatory Approval has been received or which has been released from the Escrow for any other reason whatsoever and, certificates representing such Escrowed Stock; and

          (c) the Company shall deliver at Initial Closing to SGII all of the following:

               (1) a certified copy of resolutions of the Company's board of directors, authorizing the execution and performance of this Agreement and all documents to be delivered in connection with this Agreement;

               (2)  the original Note marked "cancelled"; and

               (3) the shares of Common Stock constituting part of the Redemption Consideration; provided, however, the Company acknowledges that it is hereby instructed by SGII to issue the number of shares of Common Stock which constitutes part of the Redemption Consideration to the parties and in the amounts set forth on

          Exhibit A attached hereto and SGII hereby agrees that it shall be responsible for the compliance by such parties with SGII's and their obligations hereunder;

          (d) in the event the Escrowed Stock is cancelled (in whole or in part) prior to release from the Escrow, SGII shall deliver to the Company a general release of the Company from all claims in connection with the Escrowed Stock, except for obligations of the Company under this Agreement; and

          (e) the parties shall execute and deliver at any Closing, or any time thereafter, such further documents, and shall perform such further acts, as may be necessary or desirable to effectuate the transactions contemplated by this Agreement.

     6. Expenses. The Company shall reimburse SGII for the reasonable professional fees and expenses of one (1) law firm and one (1) financial advisor incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement upon the presentation of proper invoices therefor (including supporting back-up such as itemization of expenses and time entries) in an aggregate amount not to exceed ten thousand dollars ($10,000). The Company shall not be liable for any other costs or expenses incurred by SGII in connection with this Agreement or the performance of its obligations hereunder.

     7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall be binding on them and on their respective legal representatives, successors and assigns. Each exhibit to this Agreement is incorporated herein by reference. Any amendments to this Agreement, and any alternative or supplementary provision, must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

     8. Non-Waiver. Neither the failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege conferred in this Agreement, nor the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, and all of such terms, covenants, conditions, rights or privileges shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. Any provision of this Agreement may be waived by the party for whose benefit it is made, but no waiver shall be effective unless it is in writing and signed by an authorized representative or agent of the waiving party.

     9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which when taken together shall constitute but one instrument.

     10. Severability. The invalidity of any provision of this Agreement or a portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     11. Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Tennessee.

                               *   *   *   *   *



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                              SKY GAMES INTERNATIONAL LTD.



                              By:/s/ Malcolm P. Burke
                                 --------------------------
                              Its: President
                                   ------------------------


                              SKY GAMES INTERNATIONAL, INC.



                              By: /s/ James P. Grymyr
                                  -------------------------

                              Its: President
                                   ------------------------

                                   Exhibit A
                                   ---------

                    Recipients of Redemption Consideration
                    --------------------------------------



                                            No. of shares of
Party                                   Redemption Consideration
-----                                   ------------------------
Kenneth Brookhart                                21,744
David Ziemer                                     16,538
John Gyarfas                                      6,431
Shannon Bybee                                     6,125
G.F. Rand Plass, Jr.                              6,125
John and Mary LeCours                             3,063
James Dunaway                                     3,063
George Fuhrmann                                   2,450
Bob Brown                                         2,450
Theresa and Larry Lightfoot                       1,837
Pat and Marge Burge                               1,225
Annette and Wayne West                            1,225
Marlene Splaine                                   1,225
Florence Ziemer                                   1,225
John Ermatinger                                   1,225
Baby E. Johnson                                   1,225
Carl V. Massegee                                    857
David Lund                                          612
Katie and Marty Allen                               520
Kimberly L. Sweningson                              483
Johnny Jay                                          367
Ken Williams                                        306
Steve Rossi                                         269
                                                 ------
  Total                                          80,590
                                                 ======

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